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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2003, except for Note 4, as to which the date is January 22, 2004, relating to the financial statements, which appears in Drexler Technology Corporation's Annual Report on Form 10-K for the year ended March 31, 2004. We also consent to the incorporation by reference of our report dated April 28, 2003 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

San Jose, California
February 11, 2005



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